EXHIBIT 10.10

AMENDMENT TO THE RESEARCH AGREEMENT BETWEEN IASO BIOMED US INC., AND THE RESEARCH INSTITUTE OF THE MCGILL UNIVERSITY HEALTH CENTRE

This Amendment Number Two (this “Amendment”) to the Research Agreement between IASO Biomed, Inc. and the Research Institute of the McGill University Health Centre, effective January 8, 2016

IS ENTERED INTO BY AND AMONG:

The Research Institute of the McGill University Health Centre, a legal person duly constituted having a place of business at 2155 Guy Street, Suite 500, Montreal, Quebec, H3H 2R9, Canada, represented by Cinzia Raponi CPA, CMA, Director, Administration, duly authorized for the purposes hereof as she so declares;

(hereinafter referred to as “Institute”)

and

IASO Biomed US Inc., with a place of business located at 7315 East Peakview Avenue, Centennial, Colorado 80111 (“hereinafter referred to as IASO Biomed US Inc”)

PREAMBLE

WHEREAS Research Program is subject in the Research Agreement executed between IASO Biomed US Inc., and the Institute, effective as of January 8, 2016 (the “Research Agreement”); and as further amended through a written amendment agreement effective as of March 24, 2017 (“Amendment One”); and

WHEREAS Research Program has been completed as determined by receipt by IASO Biomed US Inc., of the Final Report pursuant to Paragraph 4.2 in the Research Agreement; and

WHEREAS IASO Biomed, Inc., has provided support in the form of a Two Hundred and Sixty Thousand US Dollar (US$260,000.00) investment for the Research Program (capitalized terms used herein, but not defined, shall have the meaning ascribed to them in the Research Agreement) pursuant to which the researcher affiliated with the “Institute” has conducted a series of research activities; and

WHEREAS the funding of the Research Program is subject to certain terms and conditions set forth in the Research Agreement; and

WHEREAS Institute and IASO Biomed US Inc. agree that the Research Program shall continue in accordance with Exhibit A, incorporated in the Research Agreement; and

WHEREAS IASO Biomed US Inc. has agreed to provide additional funding for the Research Program as further detailed in Section 2 below; and

WHEREAS the Parties wish to amend the Research Agreement to reflect this Additional Funding

NOW, THEREFORE, in consideration of mutual promises, and subject to the terms and conditions herein contained, the Parties hereby agree as follows:

1. DEFINITIONS

In this Amendment, if not otherwise defined, the capitalized words and phrases shall have the meaning ascribed to them in the Research Agreement.

2. ADDITIONAL FUNDING

2.1.	Section 3.1, of the Research Agreement and Section 2.2 of Amendment One shall apply for the term of this Amendment, with an additional budget of One Hundred Thousand US Dollars (US$100,000.00) (“Additional Funding”).

2.2.	The Additional Funding amount has been or will be paid as set forth below:

(a)	Sixty Five Thousand US Dollars (US$65,000.00) (inclusive of 30% institutional overhead), of the Additional Funding amount has been paid following IASO Biomed US Inc.’s receipt of invoice #18309 from Institute;

(b)	Thirty Five Thousand US Dollars (US$35,000.00) (inclusive of 30% institutional overhead), of the Additional Funding amount will be payable by IASO Biomed US Inc. as soon as is practicable following execution of this Agreement and upon IASO Biomed US Inc.’s receipt of an invoice by the Institute.

3. GENERAL

3.1	No Other Modification. Unless modified by this Amendment, the remainder of the Research Agreement remains unchanged;

3.2	Governing Law. Any disputes or claims arising under this Amendment shall be governed by the laws of the Province of Quebec and the laws of Canada applicable therein, without regard to conflicts of laws principles. The Parties hereby acknowledge that the Courts of the Province of Quebec, Canada, shall have exclusive and preferential jurisdiction to entertain any complaint, demand, claim or cause of action whatsoever arising out of this Agreement. The Parties hereby agree that if either of them commences any such legal proceedings, they will only be commenced in the Courts of the Province of Quebec, Canada, and hereby irrevocably submit to the exclusive jurisdiction of said Courts.

3.3	Notices. All written communications including any notice, payment or report, required or permitted under this Amendment, shall be deemed to have been sufficiently given if mailed by prepaid, first-class mail to the following addresses or such other persons or addresses as shall hereafter be furnished by written notice to the other parties:

If to Institute:

The Research Institute of the McGill University Health Centre

2155 Guy Street, 5th Floor

Montreal QC H3H 2R9, Canada

Attention: Ms. Cinzia Raponi, CPA, CMA

Director, Administration

If to IASO Biomed US Inc:

7315 East Peakview Avenue,

Centennial,

Colorado 80111, USA

Attention: Mr. Richard Schell

3.4	Integration Clause. This Amendment and the Research Agreement represents and embodies all the agreements and negotiations between the parties hereto and no verbal agreements or correspondence prior to the date of execution of this Amendment shall be held to vary the provisions hereon.

3.5	Modifications and Changes. This Amendment and the research contemplated hereunder may not be amended, modified or extended unless by the mutual written consent of the parties hereto. Such consent shall be in writing and shall be executed by the parties prior to the time such amendment, modification or extension shall take effect.

3.6	Language. The Parties hereto agree that this document be drawn up in English. Les Parties aux présentes conviennent que ce document soit rédigé en anglais.

Signature page follows

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorised representatives.

IASO BIOMED US INC.		THE RESEARCH INSTITUTE OF THE McGill University Health CENTRE

By:	/s/ Richard M. Schell	By:	/s/ Cinzia Raponi
Name:	Richard M. Schell	Name:	Cinzia Raponi, CPA, CMA
Title:	Chief Executive Officer	Title:	Director, Administration
Date:	December 20, 2018	Date:	January 8, 2019